Portions of this exhibit marked as “[****]” have been excluded because they are both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.4

EXCLUSIVE SUPPLY AGREEMENT

This Exclusive Supply Agreement (“Agreement”) dated as of December 12, 2014 (the “Effective Date”), is entered into by and between CHARLES & COLVARD, LTD., a North Carolina corporation, with its principal place of business at 170 Southport Drive, Morrisville, North Carolina 27560 (“C&C”), CREE, INC., a North Carolina corporation, with its principal place of business located at 4600 Silicon Dr., Durham, North Carolina 27703 (“Cree”), and, solely for purposes of Section 6(c), Charles & Colvard Direct, LLC (“C&C Direct”) and Moissanite.com, LLC (“Moissanite”; C&C, C&C Direct, and Moissanite may be referred to herein individually as an “Obligor” and collectively as “Obligors”). C&C and Cree may be referred to hereinafter individually as “Party” and collectively as “Parties”.

WHEREAS, Cree is in the business of developing, manufacturing and selling silicon carbide (SiC) substrates and materials for various electronic applications; and

WHEREAS, C&C develops, manufactures and markets gemstones fabricated from SiC material and desires to purchase such material from Cree; and

WHEREAS, C&C and Cree previously entered into an Amended and Restated Exclusive Supply Agreement dated June 6, 1997, as such has been previously amended (the “Expiring Agreement”). The Expiring Agreement will expire by its terms on July 14, 2015. Prior to expiration, the Parties desire to enter into this Agreement to supersede and replace the Expiring Agreement as of the Effective Date.

NOW, THEREFORE, the Parties, in consideration of the foregoing premises and the covenants and undertakings herein contained, mutually agree as follows:

1.    SUBJECT OF THE AGREEMENT

The subject of this Agreement is the procurement of [****] SiC materials by C&C from Cree. The terms and conditions set forth in this Agreement apply to those [****] SiC materials set forth on Exhibit A of this Agreement, as Exhibit A may be modified by the Parties from time to time (individually, a “Product,” and collectively, the “Products”). The specifications for each Product shall be as set forth or referenced in Exhibit A (the “Specifications”). Exhibit A shall be deemed modified if the Parties agree in writing on the terms and conditions regarding a new [****] SiC Material to be supplied under this Agreement, including among other things the applicable Specifications and prices therefor. Upon execution by both Parties, this Agreement shall apply with respect to Products to be purchased under Purchase Orders (as defined below) with an issue date subsequent to the Effective Date of this Agreement, and previously issued orders will be subject to and governed by the Expiring Agreement. As used in this Agreement, “affiliate” of any particular party means any other person or entity controlling, controlled by or under common control with such party, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person or entity whether through the ownership of voting securities, contracts, or otherwise.

2.    TERM

(a)    The term of this Agreement shall begin on the Effective Date and expire on June 24, 2018 (the “Initial Term”), unless earlier terminated as provided herein or extended by mutual written agreement of the Parties or extended as provided in Paragraph 2(b). At least [****] months prior to the expiration date of the Initial Term, the Parties will meet in person or by telephone to discuss a possible extension to the Term. However, subject to Paragraph 2(b) below, neither Party shall be obligated to agree to extend the Term.

(b)    Subject to the conditions set forth in this Paragraph 2(b), C&C shall have one (1) option (the “Renewal Option”) to extend the term of this Agreement for an additional two (2)-year period (the “Renewal Term”). The period from the Effective Date until the expiration or termination of this Agreement in accordance with its terms shall be referred to as the “Term.” The Renewal Option shall be exercisable upon written notice (the “Option Notice”) given by C&C to Cree not later than [****]. The right of C&C to exercise its Renewal Option is subject to the following conditions precedent:

(1)	the Agreement shall be in effect at the time the Option Notice is received by Cree and on the last day of the Initial Term;

(2)
C&C shall not be in material default beyond any applicable grace or cure period under any provisions of this Agreement at the time the Option Notice is given and on the last day of the Initial Term, and C&C shall not have failed to timely cure any material default during the Initial Term (whether or not Cree sought to enforce any remedy or consequences against C&C for such default); and

(3)
C&C shall have timely paid all amounts due to Cree under this Agreement and any Sales Agreement created hereunder. C&C will not be considered in violation of this condition if no more than [****] payments are past due during any [****]-month period and such past due amounts are paid within [****] days after written or verbal notice from Cree that the amounts are past due.

3.    FORECAST

On or before the [****] during the Term of this Agreement, C&C will endeavor to provide to Cree a rolling planning forecast of its anticipated requirements for Products for the next [****] calendar months (each a “Planning Forecast”). Cree will take Planning Forecast figures into consideration when planning the utilization of its manufacturing capabilities and will notify C&C as soon as reasonably practicable if Cree’s capacity to accept orders for such forecasted quantities becomes constrained. The forecast quantities in the Planning Forecasts are for planning purposes only, and except as otherwise provided in this Agreement, C&C will not be committed to purchase these quantities, and Cree will not be committed to supply these quantities.

4.    ORDER/DELIVERY

(a)    The terms and conditions of this Agreement will apply for all orders (each a “Purchase Order”) for Products issued by C&C to Cree during the Term to the exclusion of any additional or different terms and conditions included or referenced in any order or confirmation documents issued by either Party (which additional or different terms and conditions are hereby rejected by the receiving Party). Unless otherwise agreed by the Parties, each Purchase Order will be for the [****] in a Fiscal Quarter, shall request deliveries [****] or upon such schedule as is mutually agreed upon by the Parties, and will be submitted to Cree no later than [****] days prior to the [****] of the Fiscal Quarter. As used in this Agreement, “Fiscal Year” (or “FY”) refers to the fifty-two (52)-week period beginning on the day immediately following the last day of the preceding Fiscal Year (which date is publicly available from Cree’s filings with the Securities and Exchange Commission) and ending on the last Sunday in June, and “Fiscal Quarter” refers to the thirteen (13)-week period beginning on the day immediately following the last day of the preceding Fiscal Quarter and ending on the thirteenth (13th) Sunday thereafter, where the first Fiscal Quarter of a Fiscal Year commences on the first day of such Fiscal Year. Every four or five years, Cree’s Fiscal Year will include fifty-three (53) weeks in order for the period to end on the last Sunday in June. In such years, one Fiscal Quarter will have fourteen (14) weeks. If such a Fiscal Year falls within the Term of this Agreement, Cree will advise C&C in advance of the Fiscal Quarter that will include fourteen (14) weeks.

(b)    Within [****] days after the receipt of a Purchase Order, Cree will provide C&C written notice of acceptance (by issuance of a written order confirmation) if it can accept the Purchase Order as submitted. If Cree is unable to accept the Purchase Order as submitted, Cree will contact C&C and propose alternative quantities, sizes of Products, and/or delivery schedule. If C&C agrees with the alternative quantities, sizes of Products, and/or delivery schedule, it will issue a new Purchase Order reflecting such mutually-agreed upon terms for acceptance by Cree, and Cree will promptly accept such Purchase Order. No Purchase Order shall be deemed to be accepted unless and until Cree issues a written order confirmation. Once accepted by Cree, Purchase Orders shall be non-cancellable and non-reschedulable except as otherwise agreed to in writing by Cree or as provided in Paragraph 14 below.

(c)    The terms that govern each accepted Purchase Order shall consist of (i) the Specifications for the Product(s) as in effect on the date of Cree’s acceptance of the Purchase Order (with such changes, if any, as may be expressly agreed to in writing by C&C and Cree); (ii) the terms and conditions of this Agreement; (iii) only the following terms and conditions manually entered on the face of the accepted Purchase Order: Cree’s part number(s), price, quantity ordered, and “ship to” and “bill to” instructions; and (iv) the delivery schedule confirmed by Cree or mutually agreed upon by the parties as provided in Section 4(b) above (collectively, a “Sales Agreement”). The documents listed in the previous sentence are listed in the order of precedence in the event of any conflict between them.

(d)    C&C agrees that any delay in shipment or failure by Cree to ship or perform any part of this Agreement will not be grounds for C&C to terminate this Agreement or any Sales Agreement as provided in Paragraph 14(a) or, except as explicitly contemplated and permitted by this Agreement, to refuse to comply with any provisions herein or therein. Notwithstanding the foregoing, the following provisions will apply in the event that Cree cannot adhere to the previously scheduled delivery date for any quantity due to no reason reasonably and directly attributable to C&C and not due to a delay caused by an event of Force Majeure, as defined in Paragraph 22. If delivery of any Products will be delayed from the originally scheduled date for delivery, Cree will, as soon as reasonably possible, issue a rescheduling notice indicating the expected new delivery date(s). If Cree issues a rescheduling notice in accordance with the foregoing indicating that delivery of any Products will be delayed from the originally scheduled date for performance or any previously agreed upon rescheduled date for performance beyond the end of the then current Fiscal Quarter, (i) the Purchase Order for the Fiscal Quarter within which the original delivery date was to occur will be cancelled as to the delayed quantities, and (ii) C&C will reissue its Purchase Order for the next Fiscal Quarter to include the delayed quantities and the delayed quantities will be applied toward C&C’s Minimum Purchase Commitment (as defined in Paragraph 9(a) below) as provided in Paragraph 9(c)(ii) below. Adjustment of C&C’s Minimum Purchase Commitment as provided in Paragraph 9(c)(ii) below, and C&C’s right to purchase Products from third parties as contemplated by Paragraph 7(a), will be C&C’s sole and exclusive remedies for any delay in delivery attributed to Cree or for Cree’s failure to ship the Products, or to otherwise perform an accepted Purchase Order, in a timely manner, provided that the foregoing shall not be construed to limit C&C’s remedies, or Cree’s liability, for any other breach of this Agreement by Cree.

5.    SHIPPING/TITLE/ACCEPTANCE

(a)    Unless the Parties mutually agree in writing on a different shipping term, Products delivered by [****] will be shipped [****], and title and risk of loss to the Products will pass to C&C when [****]. For any Products delivered [****], the shipping terms will be [****], and title and risk of loss to the Products will pass to C&C when [****] point.

(b)    All Products delivered hereunder will be deemed accepted by C&C (without waiving any rights under the warranty provided in Paragraph 10(a)) as conforming to this Agreement and the Specifications, and C&C will have no right to revoke any acceptance, unless written notice of the claimed nonconformity is received by Cree within [****] days of delivery thereof. C&C’s sole and exclusive remedy, and Cree’s sole obligation, with respect to properly rejected Products will be to return the rejected Products for rework or replacement thereof and delivery of corresponding reworked or replacement Products conforming to the Specifications by Cree as soon as reasonably possible (and Cree shall perform such rework or replacement as soon as reasonably possible) or, if such rework or replacement is not possible within a commercially reasonable time, to receive a refund of the purchase price paid by C&C for the rejected Products (or if not yet paid for, Cree will reduce the amount owed by C&C under the relevant invoice by the amount of the purchase price invoiced for such rejected Products and [****]). In order to claim the remedy in the foregoing sentence, C&C must request a return materials authorization (RMA) from Cree (which shall be provided by Cree promptly upon such request) and return the rejected Products to Cree, FOB Cree’s manufacturing facility, within ten (10) business days after receipt of the RMA. Upon request, [****] will be [****] if C&C’s rejection is appropriate (i.e., for Products not conforming to this Agreement and the Specifications).

6.    PRICE/PAYMENT TERMS

(a)    Product prices shall be as set forth in Exhibit A and are subject to modification as otherwise provided in this Agreement. All applicable sales, use, excise or other taxes directly related to the sales of Products (other than taxes on Cree's net income) will be paid by C&C unless C&C provides Cree with appropriate tax exemption certificates. All reasonable, documented out-of-pocket shipping expenses incurred by Cree for independent transportation companies will be invoiced to and paid by C&C. All unit prices and price extensions are subject to correction for clerical or mathematical errors.

(b)    Upon shipment of the Products, Cree will generate an invoice that will be promptly provided to C&C. Each shipment shall be considered a separate and independent transaction, and payment for each shipment shall be due accordingly. Unless otherwise agreed upon in writing, C&C shall pay Cree net [****] days following the invoice date. Cree reserves the right to revoke or modify these credit terms if C&C’s credit rating significantly declines or its payments to Cree are repeatedly overdue. All payments will be made in US dollars to a bank account designated by Cree, with each Party being responsible for any fees or charges incurred from its own bank.

(c)    Any portion of any invoice not paid by the applicable due date therefor will accrue interest until paid at the rate of [****] per month or, if less, the maximum rate permitted by law. Cree hereby reserves, and Obligors hereby grant to Cree, a security interest in all Collateral (as defined below) to secure any and all amounts due from C&C to Cree relating to the purchase of Products under this Agreement or any Sales Agreement created hereunder until all amounts due Cree therefor have been paid in full; provided that, except with respect to Cree Priority Collateral (as defined below), Cree agrees that its security interest in Collateral will be subordinate to Obligors’ lender’s security interest therein. Obligors agree upon Cree’s request to sign appropriate financing statements evidencing Cree’s security interest hereunder. Further, Obligors authorize Cree to execute and file a financing statement to perfect Cree’s security interest hereunder in the Collateral. In the event of default in payment of any invoice, C&C agrees to pay Cree's reasonable, documented out-of-pocket expenses, including reasonable attorney's fees and expenses, incurred in enforcing payment thereof. The Parties acknowledge and agree that (x) with respect to any overdue unpaid amount under this Agreement, Cree may exercise its rights under its security interest in the Cree Priority Collateral beginning on the day following the day on which the unpaid amount was due, provided that, subject to and in accordance with the thirty (30)-day stand-by period set forth in Section 2.3(a) of the IC Agreement (defined below), Cree shall not take any remedial action against any Cree Priority Collateral (i.e., Cree shall not sell, lease, assign, transfer, remove or otherwise dispose of all or any portion of the Cree Priority Collateral) prior to the day following the expiration of such thirty (30)-day stand-by period and any of Obligors (or their lender) will be permitted to cure any late payment during that 30-day period, (y) neither Cree’s exercise of such rights nor taking of any such remedial action shall itself be construed as a termination of this Agreement (under Section 14(a) or otherwise), and (z) Cree’s rights with respect to Collateral are subject to that certain intercreditor agreement among Cree, C&C, and Wells Fargo Bank, National Association (the “IC Agreement”). For purposes of this Section 6(c):

(I) the capitalized terms “Accounts,” “Deposit Accounts,” and “Inventory” shall have the meanings ascribed to such terms in the Uniform Commercial Code as in effect in the State of Georgia;

(II) “Cree Priority Collateral” means all Collateral (as defined below) constituting (a) all raw SiC materials in boule form purchased by C&C from Cree from time to time and (b) SiC slabs created by cutting such raw materials purchased by C&C from Cree. For the avoidance of doubt, all finished goods Inventory of C&C, all Accounts, money and Deposit Accounts of C&C, all other proceeds of the items described in the foregoing clauses (a) and (b) (except proceeds arising from Cree’s disposition of Cree Priority Collateral in accordance with the IC Agreement), and all assets of each of C&C Direct and Moissanite (except assets specifically described in the preceding sentence that are held by C&C Direct or Moissanite, and proceeds arising from Cree’s disposition of such assets in accordance with the IC Agreement) shall not constitute Cree Priority Collateral; and

(III) “Collateral” means any and all of the assets now owned or hereafter acquired by any Obligor, together with all proceeds, products, accessions and additions with respect to each of the foregoing from time to time, including, without limitation, any insurance proceeds.

7.    BUYER’S EXCLUSIVITY COMMITMENT

(a)    Subject to the terms and conditions in this Paragraph 7, C&C agrees to purchase from Cree in each Fiscal Quarter 100% of C&C's requirements for SiC materials for the production of gemstones. C&C shall not be in breach of this Paragraph 7(a) if purchases by C&C in a given Fiscal Quarter fall below such 100% due to Cree's failure to (i) deliver any Products within [****] days after the originally scheduled date for delivery due to no reason reasonably and directly attributable to C&C, provided that in such case, C&C shall only be permitted to purchase quantities equal or approximately equal to the quantities delayed, or (ii) accept Purchase Orders requesting delivery of any amount in the Fiscal Quarter, provided that C&C's Purchase Orders do not request delivery during the Fiscal Quarter for an aggregate quantity of Products [****] during the preceding Fiscal Quarter, [****] a commercially reasonable [****] not to exceed [****] and that C&C complies with the balance of this Paragraph 7(a). If C&C places a Purchase Order for a quantity (up to the above-described [****] limit) and delivery of the full order during the Fiscal Quarter is critical to C&C, C&C must advise Cree in writing at the time the Purchase Order is placed that C&C will need to purchase from another supplier if the full requirements cannot be met on the requested delivery schedule. If Cree is unable to accept such Purchase Order as requested by C&C within [****] days after the receipt thereof, C&C and Cree will work together in good faith to try to determine a mutually acceptable delivery schedule for the quantities and types of Products required by C&C. If the parties are unable to reach agreement within [****] business days, C&C may purchase any shortfall in its requirements for that Fiscal Quarter (i.e., the difference between the amount C&C requested to purchase and the amount Cree is able to supply) from a third party provided that it purchases during such Fiscal Quarter all of the Products Cree offered to supply to C&C that meet its requirements,

(b)    C&C shall only be obligated to purchase from Cree under this Agreement, and Cree shall only be obligated to sell to C&C, SiC material [****] following the Effective Date, from Cree. Should C&C require SiC material in [****], C&C will extend to Cree a right of first refusal with respect to the development, manufacture and sale of such material as provided in this Paragraph 7(b). C&C agrees that it will not purchase such material from, or otherwise enter into any agreement for the development, manufacture or sale of such material with, any person or entity other than Cree except in compliance with this Paragraph 7(b). C&C will give Cree written notice referencing this Paragraph 7(b) setting out the terms of the proposed transaction and extending an offer to contract with Cree on such terms. If Cree does not accept such offer by written notice given within [****] days after receipt of C&C's notice, C&C shall be free at any time within the next [****] months after expiration of the [****]-day period to conclude the transaction with any third party supplier, provided the [****]) thereof are not, taken as a whole, materially more favorable to the third party supplier than those described in C&C's notice to Cree. If Cree accepts any offer from C&C under this paragraph, then the terms described in such offer shall be binding on Cree and, in addition to such terms, all terms and provisions of this Agreement relating to the purchase of SiC material for the production of gemstones not inconsistent with such offer shall apply to the development, manufacture and sale of such material. The foregoing shall not be construed as an assignment or other transfer by Cree of any rights in any intellectual property.

(c)    C&C’s obligation to purchase 100% of its requirements for SiC materials from Cree is conditioned upon the Product prices offered by Cree [****] as determined in this Paragraph 7(c). Should C&C [****] of SiC materials, as reasonably demonstrated by C&C based upon [****], C&C will extend to Cree a right of first refusal as provided in this Paragraph 7(c) [****]. C&C agrees that, without limitation of C&C’s rights under Paragraph 7(a) or 7(b), it will not purchase such material from, or otherwise enter into any agreement for the purchase of such material with, any person or entity other than Cree except in compliance with this Paragraph 7(c). C&C will give Cree written notice referencing this Paragraph 7(c) setting out the terms of the proposed transaction, providing [****], and extending an offer [****]. If Cree does not accept such offer by written notice given within [****] days after receipt of C&C's notice, C&C shall be free at any time within the next [****] months after expiration of the [****]-day period to conclude the transaction with any third party supplier, provided [****]) thereof are not, taken as a whole, materially more favorable to the third party supplier than those described in C&C's notice to Cree. C&C understands and acknowledges that Cree’s [****] of SiC materials assumes C&C’s [****] provided in Exhibit A. If C&C relies on this Paragraph 7(c) to purchase [****] of Product offered by Cree, Cree reserves the right to [****] of Product purchased from Cree.

(d)    Notwithstanding anything to the contrary, C&C shall be free, without breach or default of this Paragraph 7 or any other provision of this Agreement, to purchase [****] of SiC materials from third parties in such amounts (collectively not to exceed in any Fiscal Quarter [****] percent ([****]%) of the Minimum Purchase Commitment applicable to that Fiscal Quarter) and in such [****] as may reasonably be necessary to enable C&C to compare such SiC materials to Products supplied under this Agreement and/or evaluate such SiC materials’ ability to be used in the manufacture of gemstones, for purposes related to C&C’s evaluation of whether or not to exercise its rights under Paragraph 2(b), 7(a), 7(b), or 7(c) or pursue discussions or negotiations with a third party with respect to circumstances which may lead to the exercise of C&C’s rights under Paragraph 7(a), 7(b) or 7(c) or otherwise related to a potential manufacturing or supply relationship with such third party that would not reasonably be anticipated to result in a breach of this Agreement by C&C (e.g., a relationship that would go into effect after expiration or termination of this Agreement). The foregoing sentence is not intended to waive or release any breach or default of this Paragraph 7 or any other provision of this Agreement that otherwise results from C&C entering into a manufacturing or supply relationship with such third party.

(e)    C&C will give Cree written notice upon the purchase from anyone other than Cree any portion of its requirements of SiC material for the production of gemstones. Thereafter Cree shall have the right, [****], to have an independent public accounting firm reasonably acceptable to C&C audit C&C's purchases of SiC material for the production of gemstones. The audit shall be conducted during normal business hours and upon reasonable prior notice. The accounting firm conducting the audit shall be required to enter into a mutually acceptable nondisclosure agreement with C&C under which such firm will be obligated not to disclose any information obtained during the course of the audit, except that it may disclose to Cree its analysis of whether C&C has complied with its obligations under this Paragraph 7. The audit right under this paragraph may be exercised not more than [****] during any Fiscal Year of Cree and only with respect to Fiscal Quarters ended within [****] preceding the request for an audit. C&C shall provide reasonable assistance to the public accounting firm including, but not limited to, providing a schedule of purchases, supporting analyses and any supporting source documentation reasonably required by the public accounting firm. The accounting firm will audit and report to Cree its analysis of whether C&C has complied with its obligations under this Paragraph 7, but will not divulge to Cree any proprietary or confidential information (including but not limited to supporting schedules and source documentation) disclosed during the audit process.

(f)    Cree’s sole and exclusive remedies for breach of this Paragraph 7 by C&C will be (i) to terminate the Parties’ exclusivity obligations as provided in Paragraph 8(c) below or (ii) [****] for the [****] of Product purchased from Cree.

8.    SELLER’S EXCLUSIVITY COMMITMENT

(a)    Subject to the terms and conditions in this Paragraph 8, and except as permitted in Paragraphs 8(c) and (d), Cree agrees that during the Term of this Agreement (i) it will not sell SiC material or crystals in any form to any customer other than C&C if Cree knows or has reason to believe that such customer intends to use such material for the purpose of fabricating, distributing or selling gemstones (or enabling third parties to engage in such activities), (ii) it will use commercially reasonable efforts to contractually prohibit purchasers of its SiC material or crystals of a thickness that reasonably could be used for gemstone manufacture from fabricating, distributing or selling gemstones using such material or selling such materials to third parties if such customer knows or has reason to believe such third party intends to use the material for such purpose, and (iii) Cree will use commercially reasonable efforts to enforce any such provisions.

(b)    Cree’s obligations in Paragraph 8(a) are conditioned upon: (i) C&C’s compliance with its exclusivity commitment in Paragraph 7; (ii) notwithstanding C&C’s compliance with its exclusivity commitment in Paragraph 7, C&C’s satisfaction of its Minimum Purchase Commitment for each Fiscal Quarter (including any permissible cure period) as provided in and determined by Paragraph 9 below; and (iii) C&C’s timely payment of amounts due to Cree under this Agreement and any Sales Agreement created hereunder. With respect to item (iii), C&C will not be considered in violation of that condition if no more than [****] payments are past due during any [****]-month period and such past due amounts are paid within [****] days after written or verbal notice from Cree that the amounts are past due.

(c)    If C&C fails to satisfy any condition in Paragraph 8(b), Cree, at its sole discretion, may terminate the Parties’ respective exclusivity obligations by providing written notice of termination to C&C (the “Exclusivity Termination Notice”). Following issuance of the Exclusivity Termination Notice by Cree, C&C shall be free to buy SiC materials from third party suppliers and Cree shall be free to sell SiC material to others for use in the fabrication of gemstones. For avoidance of doubt, except for the cure periods expressly provided in Paragraph 8(b) above for late payments and in Paragraph 9(b) below for satisfaction of C&C’s Minimum Purchase Commitment, Cree shall not be required to give C&C any cure period prior to issuing an Exclusivity Termination Notice terminating the exclusivity provisions in this Agreement. Except for the exclusivity provisions in Paragraphs 7 and 8, the remainder of this Agreement will continue in full force and effect following any Exclusivity Termination Notice provided by Cree.

(d)    Notwithstanding anything to the contrary, Cree shall be free, without breach or default of this Paragraph 8 or any other provision of this Agreement, to sell [****] of SiC materials to third parties in such amounts (collectively not to exceed in any Fiscal Quarter [****] percent ([****]%) of the Minimum Purchase Commitment applicable to that Fiscal Quarter) and in such [****] as may reasonably be necessary to enable other potential customers to compare such SiC materials to materials they are buying from other sources and/or to evaluate Cree’s SiC materials’ ability to be used in the manufacture of gemstones, so that Cree is able to evaluate whether or not to exercise its rights under Paragraph 8(c) or 9 or pursue discussions or negotiations with a third party with respect to circumstances which may result from the exercise of Cree’s rights under Paragraph 8(c) or 9 or otherwise related to a potential manufacturing or supply relationship with such third party that would not reasonably be anticipated to result in a breach of this Agreement by Cree (e.g., a relationship that would go into effect after expiration or termination of this Agreement). The foregoing sentence is not intended to waive or release any breach or default of this Paragraph 8 or any other provision of this Agreement that otherwise results from Cree entering into a manufacturing or supply relationship with such third party.

9.    BUYER’S PURCHASE COMMITMENTS

(a)    Each Fiscal Quarter, C&C agrees to purchase Products from Cree in quantities at or above the Minimum Purchase Commitment amount for such Fiscal Quarter. Failure to do so will, except as contemplated below, be considered a breach of the Agreement. The “Minimum Purchase Commitment” for each Fiscal Quarter will be [****] (i) at least [****]% of C&C's requirements for SiC materials for the production of gemstones [****] from Cree, excluding from such calculation any SiC materials purchased from third parties as expressly permitted in Paragraph 7(a) (but including any SiC materials purchased from third parties as expressly permitted in Paragraph 7(b) or 7(c)), or (ii) (A) [****] kilograms in the [****] Quarter of [****]; (B) [****] kilograms in the [****] Quarter of [****]; (C) [****] kilograms in [****] Quarter of [****]; (D) [****] kilograms in [****] Quarter of [****]; and (E) [****] kilograms in [****] Quarter of [****]. If C&C exercises its Renewal Option or the parties otherwise agree to an extension of the Initial Term, no later than [****], the Parties will begin good faith discussions seeking to mutually agree upon the Minimum Purchase Commitment amounts for the Fiscal Quarters of the Renewal Term (or other mutually agreed-upon extension of the Initial Term), but in no event will the Minimum Purchase Commitment for any Fiscal Quarter during the Renewal Term (or other mutually agreed-upon extension of the Initial Term) be less than [****] kilograms. Notwithstanding any contrary language in the Agreement, if the Parties have not agreed in writing on the Minimum Purchase Commitment amounts by [****], or such later date as may be mutually agreed upon in writing by the Parties, (x) C&C shall have the right, by written notice given to Cree within [****] business days of [****] or such later agreed-upon date (if any), to have the Minimum Purchase Commitment amount for each Fiscal Quarter of the Renewal Term equal [****] kilograms for [****] Quarter of [****] and [****] kilograms for [****] Quarter of [****] (in which case the Renewal Term shall be effective), and (y) if C&C does not provide such written notice under the preceding clause (x), either Party, in its sole discretion, may terminate this Agreement as of the end of the Initial Term by providing the other Party notice of such termination decision.

(b)    To maintain Seller’s exclusivity as provided in Paragraph 8 during the Term of this Agreement, C&C must, except to the extent otherwise provided herein, purchase Products from Cree in quantities at or above the applicable Minimum Purchase Commitment amount each Fiscal Quarter. If C&C fails to purchase Products from Cree in quantities at or above the applicable Minimum Purchase Commitment amount for a particular Fiscal Quarter, C&C will be permitted the opportunity to cure such shortfall by purchasing during the [****] an amount equal to the sum of the purchase shortfall from [****] and the Minimum Purchase Commitment for the new Fiscal Quarter. For example, if C&C only purchases [****] kilograms of Product during the [****] Quarter of [****], C&C may cure its purchase shortfall by purchasing at least [****] kilograms of Product during the [****] Quarter of [****], (The foregoing example assumes that [****]% of C&C’s requirements for SiC materials for the production of gemstones [****] from Cree for both the [****] of [****] was less than [****] kilograms.) If C&C fails to cure the purchase shortfall in [****], Cree, at its sole discretion, may terminate the Parties’ respective exclusivity obligations by providing an Exclusivity Termination Notice to C&C. If C&C fails to cure the purchase shortfall in the same manner by the [****] in quantities at or above the applicable Minimum Purchase Commitment amount, Cree, at its sole discretion, may terminate this Agreement by providing written notice of termination to C&C. For avoidance of doubt, unless otherwise agreed in writing by Cree, in order to cure a purchase shortfall for any Fiscal Quarter, C&C must purchase the aggregate amount of any prior shortfalls and the Minimum Purchase Commitment for the then-current Fiscal Quarter (i.e., the cure shall not be effective unless and until C&C has satisfied all Minimum Purchase Commitments for completed Fiscal Quarters). It will be C&C’s responsibility to track its compliance with the Minimum Purchase Commitments and to be aware of any opportunities to cure any purchase shortfalls. Cree will have no obligation to give C&C written notice of any purchase shortfall. Upon Cree’s written request, C&C will inform Cree in writing if [****]% of C&C’s requirements for SiC materials for the production of gemstones [****] from Cree during any Fiscal Quarter was greater than the fixed quantity for such Fiscal Quarter set forth in clause (ii) of the first sentence of Paragraph 9(a) above.

(c)    The following rules will apply in determining whether C&C has met its Minimum Purchase Commitment in any Fiscal Quarter:

(i)
If C&C orders Products for delivery in a particular Fiscal Quarter and Cree proposes delivery of any of the requested quantities in a later Fiscal Quarter, as provided in Paragraph 4, and any quantity of any deferred Products is needed in order for C&C to meet its Minimum Purchase Commitment for the Fiscal Quarter in which such Products were originally requested by C&C to be shipped, the needed quantity of deferred Products will be [****] in the Fiscal Quarter [****] to be shipped (rather than in the Fiscal Quarter [****]) solely for the purpose of determining whether the Minimum Purchase Commitment has been met, provided that C&C’s orders do not request delivery during the Fiscal Quarter for an aggregate quantity of Products in excess of the quantity to be delivered during the preceding Fiscal Quarter, [****] a commercially reasonable [****] not to exceed [****]; and

(ii)
If Products ordered by C&C are not shipped by Cree in the Fiscal Quarter for which they were originally confirmed to be shipped by Cree, as provided in Paragraph 4, and the quantity of any delayed Products is needed in order for C&C to meet its Minimum Purchase Commitment for the Fiscal Quarter in which such Products were originally confirmed by Cree to be shipped, the needed quantity of delayed Products will be [****] in the Fiscal Quarter [****] to be shipped (rather than in the Fiscal Quarter [****]) solely for the purpose of determining whether the Minimum Purchase Commitment has been met, provided that shipment of such Products is not delayed to the Fiscal Quarter in which the delayed Products are later shipped due to any cause reasonably and directly attributable to C&C; and

(iii)
If C&C purchases more that its Minimum Purchase Commitment in any Fiscal Quarter, it may apply the excess toward its Minimum Purchase Commitment in the [****], but only up to the amount needed to achieve the Minimum Purchase Commitment (i.e., application of the excess amount may not create a new excess).

10.    LIMITED WARRANTY

(a)    Cree warrants to C&C that each Product shall conform strictly to and perform in accordance with the Specification for that Product (within the deviations specified in such Specifications, if any). All breach of warranty claims must be reported to Cree as soon as possible, but in any event not later than 90 days after shipment. If not so reported, such claims will be deemed waived. C&C must request a return materials authorization (RMA) from Cree and return the non-conforming Products to Cree, FOB Cree’s manufacturing facility, within ten (10) days after receipt of the RMA, and Cree shall promptly provide an RMA upon C&C’s request. Cree will have no liability under this warranty unless Cree is notified in writing promptly upon C&C's discovery of the defect and the alleged defective Products are returned to Cree as provided above. All breach of warranty claims are subject to verification by Cree, and both Parties must agree on the existence and extent of any claimed defect or failure to perform or, in the absence of such verification or agreement, the existence and extent of any claimed defect or failure to perform shall have been found to exist or occur pursuant to Paragraph 16(b). Cree's sole liability and obligation and C&C's sole and exclusive remedy under this warranty is limited to repair or replacement of items determined by Cree to be defective or, at Cree's sole option, refund of (or if not yet paid, reduce the amount owed by C&C under the relevant invoice by the amount of the purchase price invoiced for such defective Products [****]) the purchase price charged by Cree for the defective Products. ANY SCRAP MATERIAL OR NON-STANDARD PRODUCTS REQUESTED BY C&C AND SUPPLIED UNDER THIS AGREEMENT WILL BE SUPPLIED "AS IS" AND WITHOUT WARRANTY OF ANY KIND.

(b)    Cree’s warranty will not apply to any defect or failure to perform resulting from misapplication, improper installation, improper operation, abuse, or contamination, whether internal or external, and Cree will have no liability of any kind for failures caused by services, materials and items not supplied by Cree. Remedies of C&C for any breach of warranty under Paragraph 10(a) are limited to those provided in Paragraph 10(a) to the exclusion of all other remedies, including, without limitation, loss of profits, production or revenue, business interruption or any consequential, incidental, special or punitive damages. No representation, warranty, affirmation or agreement of Cree varying or extending the foregoing warranty and limitation of remedy provisions may be relied upon unless it is in writing and signed by the President or a Vice President of Cree. C&C understands that, without limitation of the warranty provided in Paragraph 10(a), the Products may not conform to any model or sample shown to C&C.

(c)    Each Party represents and warrants to the other that, as of the date hereof:

i.
it is duly organized and validly existing under the laws of its jurisdiction of organization, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof

ii.
it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

iii.
this Agreement is legally binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any governmental authority having jurisdiction over it;

iv.	it is aware of no action, suit or inquiry or investigation instituted by any governmental agency or other third party that questions or threatens the validity of this Agreement; and

v.
all necessary consents, approvals and authorizations of all governmental authorities and third parties required to be obtained by such Party to enter into this Agreement and to perform under and pursuant to this Agreement have been obtained (provided, however, that the foregoing shall not be construed as a representation or warranty concerning non-infringement of intellectual property rights of Third Parties).

(d)    THE FOREGOING WARRANTY PROVISIONS ARE EXCLUSIVE AND ARE GIVEN AND ACCEPTED IN LIEU OF ANY AND ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY AGAINST INFRINGEMENT OR ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. This Paragraph 10 (as limited by other applicable terms and conditions of this Agreement) shall survive with full force and effect after the termination or expiration of this Agreement with respect to Products that are included in a Sales Agreement prior to such termination or expiration.

11.    INDEMNIFICATION

(a)    Subject to the limitations set out in this Agreement, Cree will defend C&C and its affiliates against any suit, action, or proceeding brought by any third party (a “Claim”) against C&C or any affiliate thereof, and indemnify and hold harmless C&C and its affiliates against any damages, liabilities, expenses and/or losses, including reasonable legal expenses and attorneys’ fees, based on or relating to such Claim (collectively, “Losses”), insofar as such Claim is based on an allegation that the Products sold pursuant to this Agreement, or their design or manufacture by Cree, infringe any United States [****] patent issued as of the date of shipment [****]. Cree will have no obligation to pay for C&C’s separate legal counsel once Cree has assumed the defense of the Claim; however, C&C may continue to participate in the defense at its own expense through counsel of its own choosing. Cree will pay all Losses based on or relating to such a Claim, including but not limited to those finally awarded against C&C in any such suit, action, or proceeding or paid by way of settlement, but Cree shall have no liability whatsoever with respect to any settlement made by C&C without Cree’s prior written consent, which consent shall not be unreasonably withheld. These obligations of Cree are subject to the conditions that Cree is promptly notified in writing of the Claim and given control of the defense and that C&C provides such information and assistance as Cree reasonably requests in connection therewith at Cree’s expense, provided that if C&C fails to comply with any of the foregoing conditions, Cree will only be relieved of its obligations under this Paragraph 11(a) to the extent materially prejudiced by such failure. If the Products (or their design or manufacture) are held to infringe any patent issued as of the date of shipment, [****], or if in the opinion of Cree such Products are likely to become the subject of such a claim of infringement, [****], then Cree will, at its own expense, either procure a license to protect C&C against such claim without cost to C&C, replace such Products with Products not subject to such infringement, [****], or require return of such Products, at Cree’s expense, and refund the price paid by C&C to Cree for such Products. The foregoing states Cree’s sole liability and C&C’s sole and exclusive remedy for any Claim based upon or related to any alleged infringement of any patent or other intellectual property rights of a third party. Cree shall have no liability for any Claim of infringement or damages to the extent based on (I) C&C’s or its affiliates’ custom designs or, to the extent proposed by C&C following the Effective Date, not based on technical information provided by Cree, and differing from the Specifications, specifications, or technical information for any Products, (II) a combination of Products furnished under this Agreement with products, equipment, or materials not furnished hereunder (and not based solely on the Products, or their design or manufacture), or (III) any items made with Products furnished under this Agreement (except to the extent such items are solely comprised of Products and such Claims solely relate to Products as supplied by Cree or their design or manufacture by Cree). In no event may Cree compromise, settle, or enter into any voluntary disposition of any Claim subject to indemnification under this Paragraph 11(a) in any manner that admits material fault or wrongdoing on the part of C&C or any affiliate thereof or incurs liability on the part of C&C or any affiliate thereof that is not covered by Cree’s defense, indemnification, or hold harmless obligations without the prior written consent of C&C

(b)    Subject to the limitations set out in this Agreement, C&C will defend Cree and its affiliates against any Claim brought against Cree or any affiliate thereof, and indemnify and hold harmless Cree and its affiliates against any Loss, claiming infringement of a third party’s patents, trademarks or other intellectual property rights to the extent arising out of any of the circumstances described in (I), (II) or (III) in Paragraph 11(a). C&C will have no obligation to pay for Cree’s separate legal counsel once C&C has assumed the defense of the Claim; however, Cree may continue to participate in the defense at its own expense through counsel of its own choosing. C&C will pay all Losses based on or arising from such a Claim, including but not limited to those finally awarded against Cree in any such suit, action, or proceeding or paid by way of settlement, but C&C shall have no liability whatsoever with respect to any settlement made by Cree without C&C’s prior written consent, which consent shall not be unreasonably withheld. These obligations of C&C are subject to the conditions that C&C is promptly notified in writing of the Claim and given control of the defense and that Cree provides such information and assistance as C&C reasonably requests in connection therewith, at C&C’s expense, provided that if Cree fails to comply with any of the foregoing conditions, C&C will only be relieved of its obligations under this Paragraph 11(b) to the extent materially prejudiced by such failure. In no event may C&C compromise, settle, or enter into any voluntary disposition of any Claim subject to indemnification under this Paragraph 11(b) in any manner that admits material fault or wrongdoing on the part of Cree or incurs liability on the part of Cree that is not covered by C&C’s defense, indemnification, or hold harmless obligations without the prior written consent of Cree.

12.    INTELLECTUAL PROPERTY

Other than those rights of Cree exhausted by the sale of Products hereunder, Cree does not convey any express or implied license under any patent, copyright, trademark or other proprietary rights owned or controlled by Cree, whether relating to the Products sold or any manufacturing process or other matter. Furthermore, nothing contained in this Agreement confers any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of either Party (including contraction, abbreviation or simulation of any of the foregoing). If such use is desired, necessary or required, the Parties will enter into an appropriate customary agreement governing such use.

13.    CONFIDENTIAL INFORMATION

(a)    The exchange of confidential information by the Parties and their affiliates during the Term shall be governed by the terms and conditions of the Non-Disclosure Agreement entered into by the Parties dated as of the Effective Date, as such agreement has been or may be amended (the “NDA”), the terms and conditions of which are incorporated as if fully set forth herein. Notwithstanding any contrary language in the NDA, (i) the NDA will remain in effect for the entire Term, and the NDA may not be terminated so long as this Agreement remains in effect, and (ii) the receiving Party shall not be liable for, and shall be entitled to engage in, (A) disclosure of Confidential Information (as defined in the NDA) to its external legal counsel in the event of a dispute concerning this Agreement, or (B) disclosure of non-technical, non-trade secret Confidential Information (including the terms of this Agreement) to its external auditors, consultants or other professional advisors who have a need to know such information in connection with [****] (as such terms are defined in Paragraph [****] below), provided that all such recipients are bound by professional or contractual obligations to maintain such information in confidence on substantially similar terms as found in this Agreement. For avoidance of doubt, a receiving Party’s obligation to maintain information in confidence will survive expiration or termination of the NDA as provided in the NDA.

(b)    Nothing in this Agreement is or shall be construed to require either Party to disclose proprietary or confidential information to the other. The Parties agree that the terms of this Agreement shall be treated as Confidential Information of each other subject to the NDA; provided, however, that either Party may, upon prior notice and after providing the other Party an opportunity to review the intended disclosure, make such public disclosures regarding this Agreement as, based on the advice of counsel for such Party, are required by applicable securities laws or regulations, other applicable law, or the rules of any securities exchange to which such Party is subject.

14.    TERMINATION/EXPIRATION

(a)    This Agreement and/or any Sales Agreement may be terminated by mutual written agreement of the Parties. In addition, either Party may terminate this Agreement by written notice to the other Party upon the occurrence of one of the conditions below:

(i)	If the other Party materially breaches this Agreement and fails to cure that breach within [****] days after receiving notice of the breach from the non-breaching Party; or

(ii)
If the other Party becomes insolvent, or any voluntary or involuntary petition for bankruptcy or for reorganization is filed by or against the other Party, or a receiver is appointed with respect to all or any substantial portion of the assets of the other Party, or a liquidation proceeding is commenced by or against the other Party; provided that, in the case of any involuntary petition or proceeding filed or commenced against a Party, the same is not dismissed within sixty (60) days.

If a Party elects to unilaterally terminate the Agreement for one of the foregoing reasons, that Party may concurrently terminate any Sales Agreement to the extent of Products not yet shipped. Further, either Party may terminate any Sales Agreement to the extent of Products not yet shipped (without terminating this Agreement) by giving written notice of termination to the other Party if the other Party commits a material breach of its obligations under the Sales Agreement and does not cure such breach within [****] days after receipt of written notice of the breach from the non-breaching Party.

(b)    In addition, either Party may terminate this Agreement and any Sales Agreements by written notice to the other Party in the event the other Party’s performance is delayed by more than one hundred eighty (180) days due to an event of Force Majeure.

(c)    Except as expressly provided otherwise in this Agreement, each Party will remain obligated to fully perform all Sales Agreements that are executory at the time of termination or expiration of this Agreement, and the applicable terms and conditions of this Agreement (including Exhibits) will survive with respect to the continued and full performance of such Sales Agreements. Further, expiration or termination will not affect (i) C&C’s obligation to pay all amounts accrued or earned by Cree prior to expiration or termination after resolution of disputed amounts, if any, or (ii) any accrued obligations of Cree with respect to any amounts to be refunded, canceled, or credited for the benefit of C&C (and Cree shall, to the extent any amounts to be credited against amounts due Cree under this Agreement exceed the amounts due Cree under this Agreement, promptly pay C&C such excess following termination or expiration of this Agreement after resolution of disputed amounts, if any).

15.    COMPLIANCE AND OTHER OBLIGATIONS OF THE PARTIES

(a)    Each Party agrees to comply with all laws, rules, orders, treaties, and regulations related to the production, manufacture, packaging, generation, processing, distribution, transport, treatment, storage, disposal, installation, sale, use, import, and export, and other handling of all Products, or products incorporating the Products, that are applicable to its activities in connection with or in furtherance of this Agreement, to the extent not inconsistent with United States law.

(b)    Cree will not be obligated under this Agreement or any Sales Agreement to export, transfer or deliver any Products or related technical information to C&C if prohibited by applicable law or until all necessary governmental authorizations have been obtained. Cree will not be liable under this Agreement or any Sales Agreement for any expenses or damages resulting from failure to obtain or delays in obtaining any required government authorizations. C&C will comply fully with all export administration and control laws and regulations of the U.S. government as may be applicable to the export, re-export, resale or other disposition of any Products purchased from Cree.

(c)    C&C agrees that it will not, without Cree's written consent, use any SiC material supplied by Cree as a seed for bulk crystal growth or for any purpose other than fabricating gemstones from such material. Growth of one or more silicon carbide or Group III-nitride epitaxial layers on a single substrate having an aggregate epitaxial thickness of less than 150 microns will not be considered bulk growth for purposes of this Agreement. C&C further agrees that it will not, without Cree's written consent, resell or otherwise transfer bulk SiC material supplied by Cree (including, without limitation, SiC materials in boule or slab form) to any third party other than [****]. Notwithstanding the foregoing, any buyer or transferee of bulk SiC material must also [****] and C&C must (i) not know or have reason to believe the buyer/transferee intends to use the SiC material as a seed for the bulk growth of SiC or for any purpose other than fabricating gemstones from such material, (ii) use commercially reasonable efforts to contractually prohibit the buyers/transferees from using the SiC material as a seed for the bulk growth of SiC or for any purpose other than fabricating gemstones from such material and from further transferring the bulk SiC material to another party, and (iii) use commercially reasonable efforts to enforce any such provisions.

(d)    Each Party agrees that during the term of this Agreement, without the prior written consent of the other Party, it will not employ or otherwise engage the services (as a consultant or in any other capacity) of any individual who within [****] year prior to being so engaged served as an employee of the other Party, or as a consultant to the other Party providing services, in the case of Cree, [****] (including without limitation, [****]), or, in the case of C&C, [****].

(e)    Neither Party shall issue any press release or otherwise make any public announcement concerning this Agreement without the prior consent of the other Party; provided, however, that nothing in this provision shall prevent a Party from making any disclosures that may be required by applicable securities regulations or law or applicable listing standards. Neither party shall use the name of the other Party in any advertising, marketing or similar material without the other Party's prior written consent.

16.    GOVERNING LAW; DISPUTE RESOLUTION

(a)    This Agreement is governed by the laws of the State of North Carolina, without regard to its conflicts of laws provisions. The Parties expressly disclaim the application of the United Nations Convention on Contracts for the International Sale of Goods.

(b)    All disputes arising out of or relating to this Agreement or any Sales Agreement, or any breach or alleged breach hereof or thereof, that cannot be settled amicably by the Parties will, upon written notice by either Party, be settled exclusively by arbitration to be held in (or within thirty (30) miles of) Durham, NC under the Commercial Arbitration Rules of the American Arbitration Association (the “Rules”), as such Rules may be modified by mutual agreement of the Parties as contemplated herein; provided, however, that a Party may seek provisional, injunctive, or equitable remedies, including but not limited to preliminary injunctive relief, from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding, or join the other Party to existing litigation or any Claim brought by a third party. A single independent, neutral arbitrator selected by the Parties shall preside over the proceeding. If a single arbitrator cannot be agreed upon by the Parties within fifteen (15) days of a Party’s notice triggering arbitration hereunder, a panel of three (3) arbitrators shall preside. This panel shall be comprised of one independent, neutral arbitrator selected by Cree, one independent, neutral arbitrator selected by C&C, and a third independent, neutral arbitrator selected by the two arbitrators appointed by the Parties; if either Party does not select an arbitrator in accordance with the foregoing within five (5) business days of the expiration of the above-referenced fifteen (15)-day period, such arbitrator shall be selected in accordance with the Rules. If elected by either Party by written notice to the other Party within five (5) business days of the notice initiating dispute resolution under this Paragraph 16(b), the Parties shall negotiate in good faith in an effort to mutually agree as to the rules and procedures which shall govern such proceeding. In the event the Parties cannot agree as to the rules and procedures which shall govern arbitration hereunder within thirty (30) days of such written election, the arbitrator(s) shall determine such governing rules and procedures. The arbitrator(s) shall have no right to award damages or provide remedies that are expressly excluded in this Agreement. The award shall be final and binding upon the Parties. Judgment upon the award may be entered in any court having jurisdiction thereof. The prevailing party in any suit or arbitration proceeding will be entitled to recover its reasonable and necessary attorney fees and other reasonable, documented out-of-pocket costs and expenses incurred in such proceeding.

(c)    Except for actions to enforce a right under Paragraph 11, no action, regardless of form, arising under or relating to this Agreement or a Sales Agreement may be brought by either Party more than [****] after the date the claim arises.

17.    ASSIGNMENT

(a)    Neither this Agreement nor any rights hereunder may be assigned or transferred, including without limitation by means of a merger, change of control, or similar transaction that results in a different party possessing, directly or indirectly, the power to direct the management and policies of such Party whether through the ownership of voting securities, contract(s), or otherwise, (collectively an “Assignment”) by either Party without the other Party's prior written consent, which consent shall not be unreasonably withheld, provided that, notwithstanding the foregoing, (i) Cree shall be entitled, without C&C’s prior written consent, to make an Assignment of this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of Cree’s assets or business relating to the performance of this Agreement, a merger transaction to which Cree is a party, a change of control of Cree, or a similar transaction, and (ii) C&C shall be entitled, without Cree’s prior written consent, to make an Assignment of this Agreement and its rights and obligations hereunder to a Permitted C&C Assignee in connection with [****].  Any attempted assignment in violation of this Paragraph 17(a) is void and shall constitute a material breach of this Agreement.  A “Permitted C&C Assignee” shall mean any person or entity other than a person or entity that is a [****]. “[****]” shall mean any corporation, partnership, university, government agency or other entity or person that is conducting [****]:

(1)	[****];

(2)	[****];

(4)	[****];

(5)	[****];

(6)	[****];

(7)	[****];

(8)	[****]; and

(9)	[****].

For purposes of the [****] in (2) above, a corporation, partnership, university, government agency or other entity or person shall not be considered a [****]. Notwithstanding the foregoing or any contrary language in this Agreement, (i) a corporation, partnership, or other entity or person shall [****], and (ii) Cree shall be entitled to immediately terminate this Agreement, without notice or opportunity to cure, if subsequent to such permitted Assignment the Permitted C&C Assignee or its affiliate becomes engaged in a [****].

(b)    It will be a condition of any permitted assignment that the assignee will assume all obligations of its assignor under this Agreement or Sales Agreement, as applicable, arising following such assignment. Unless otherwise agreed by the Parties in writing, no assignment will relieve any Party of responsibility for the performance of its obligations hereunder. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties, and, notwithstanding any contrary language herein, the term “C&C” as used herein shall refer to any successor or permitted assignee of C&C, and the term “Cree” as used herein shall refer to any successor or permitted assignee of Cree.

18.    LIMITATIONS ON LIABILITY

CREE’S AGGREGATE LIABILITY TO C&C IN DAMAGES OR OTHERWISE ARISING OUT OF THIS AGREEMENT OR ANY SALES AGREEMENT WITH RESPECT TO THE SALE OF ANY PARTICULAR PRODUCTS WILL IN NO EVENT EXCEED THE AMOUNT, IF ANY, RECEIVED BY CREE FOR THE PRODUCT(S) THAT ARE THE CAUSE OF SUCH DAMAGES. IF ANY REMEDY IS FOUND TO FAIL OF ITS ESSENTIAL PURPOSE OR IF CREE’S PRODUCTS ARE NOT THE CAUSE OF THE DAMAGES, CREE’S AGGREGATE LIABILITY IN DAMAGES OR OTHERWISE TO C&C WILL IN NO EVENT EXCEED $[****] USD. C&C’S AGGREGATE LIABILITY TO CREE ARISING OUT OF THIS AGREEMENT OR ANY SALES AGREEMENT WITH RESPECT TO THE PURCHASE OF ANY PARTICULAR PRODUCTS WILL IN NO EVENT EXCEED THE PURCHASE PRICE FOR SUCH PRODUCTS, PLUS OTHER AMOUNTS EXPRESSLY PROVIDED IN THIS AGREEMENT FOR TAXES, TRANSPORTATION COSTS, INTEREST, AND COLLECTION COSTS. IN NO EVENT SHALL EITHER PARTY HAVE LIABILITY IN CONNECTION WITH THIS AGREEMENT OR ANY SALES AGREEMENT FOR ANY CONSEQUENTIAL, INDIRECT, OR INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES (WHICH MAY INCLUDE LOST PROFITS, PRODUCTION, OR REVENUE, OR BUSINESS INTERRUPTION) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY SALES AGREEMENT OR THE MANUFACTURE, USE OR PERFORMANCE OF THE PRODUCTS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT THE FOREGOING SHALL IN NO WAY LIMIT C&C’S OBLIGATION TO PAY FOR PRODUCTS PURCHASED HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF. THE LIMITATIONS IN THIS PARAGRAPH 18 APPLY REGARDLESS OF WHETHER SUCH CLAIM IS BASED ON TORT, CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER THEORY, PROVIDED THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE LIMITATIONS IN THIS PARAGRAPH 18 SHALL NOT IN ANY EVENT APPLY TO A PARTY’S OBLIGATION PURSUANT TO THE PROVISIONS IN PARAGRAPH 11 TO DEFEND THE OTHER PARTY AGAINST OR TO INDEMNIFY OR HOLD HARMLESS THE OTHER PARTY FOR AMOUNTS CLAIMED BY, OWED TO, OR RECOVERED BY A THIRD PARTY OR ANY BREACH OF PARAGRAPH 13, 15(c) or 17(a).

19.    ENTIRE AGREEMENT

This Agreement, including the Exhibits (which are hereby incorporated herein), and the NDA contain the entire agreement between C&C and Cree with respect to subject matter of this Agreement and supersede all other prior written or oral agreements relating to the purchase and sale of Products, including without limitation the Expiring Agreement. Any additional or different terms stated on any other correspondence, document or form of either Party, including Purchase Orders, order confirmations and invoices, are material alterations of this contract and are expressly rejected. The terms of this Agreement cannot be modified unless done so in a writing signed by both Parties. A waiver by a Party of any breach or default by the other Party is not a waiver of any other breach or default, and no course of dealings between the Parties or trade usage will modify this Agreement. In addition to the provisions that expressly or by their nature contemplate performance or observance of obligations subsequent to any expiration or termination of this Agreement, the provisions regarding warranty, indemnification, intellectual property, confidential information, compliance, limitations of liability, and dispute resolution survive the termination of this Agreement. This Agreement and any amendment or modification hereto may be executed in counterparts with the same force and effect as if the Parties had executed one instrument, and each such counterpart will be deemed to constitute an original hereof. The Parties agree that the delivery of any executed copy of this Agreement or any amendment hereto by electronic portable document format (.pdf) or facsimile will be legal and binding and will have the same full force and effect as if an original executed copy of this Agreement or amendment had been delivered.

20.    AUTHORITY

Each Party represents that it has the right to enter into and perform its obligations under this Agreement and entering this Agreement will not breach any obligation it has to any third party.

21.    SEVERABILITY

If any provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, for any reason, the invalidity, illegality, or unenforceability of that provision will not affect any other provision of this Agreement, and the invalid provision will be substituted with a valid provision that most closely approximates the intent and the economic effect of the invalid provision and that would be enforceable to the maximum extent permitted in the jurisdiction.

22.    FORCE MAJEURE

Neither Party will be in default or liable for any delay or failure to comply with its obligations under this Agreement or any Sales Agreement (other than an obligation to pay money) due to an event of Force Majeure. The affected Party will provide the other Party prompt notice of any such anticipated delay or failure of compliance; provided, however, that any such event of Force Majeure will not relieve the affected Party’s obligations hereunder and such Party agrees to perform its obligations as soon as reasonably practicable after the conditions causing such delay or failure have subsided. As used in this Agreement, “Force Majeure” means a force beyond the fault or reasonable control of the affected Party, which may include, but shall not be limited to: any fire, flood, or other natural disaster; strikes or work stoppages; wars (declared or undeclared); acts of God; inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the open market; acts, omissions or failure or refusal to act of any government agency or authority (de jure or de facto) acting in either its sovereign or contractual capacity; terrorists acts or acts of public enemies; epidemics or quarantine restrictions; freight embargoes; and public disorders or riots. For avoidance of doubt, a Party’s lack of, or inability to procure, monies to fulfill its commitments and obligations under this Agreement shall not constitute an event of Force Majeure, and Force Majeure shall in no event apply to or excuse a Party’s obligations to pay amounts due hereunder.

23.    NOTICES

All notices required under this Agreement will be in writing and sent by reputable national or international courier service, or by facsimile or electronic message (with a confirmation copy concurrently dispatched by prepaid post or courier service), to the address(es) of the respective Party as set forth below its signature hereto or to such other address as a Party may later specify by written notice so given. Notices will be effective upon receipt at the location of the specified address; provided that, notices will be effective on the date of receipt only if such day is a business day for the recipient and the notice was received before or during business hours on such day. If not, such notice will be effective on the recipient’s next business day after the date of receipt.

[Signature page to follow.]

IN WITNESS WHEREOF, each of the parties has duly executed this Agreement effective as of the Effective Date, notwithstanding a later execution date.

CREE, INC.	CHARLES & COLVARD, LTD.

By:	/s/ David Emerson	By:	/s/ Randy N. McCullough

	David Emerson		Randy N. McCullough

Title:	Vice President - Chips & Materials	Title:	President and CEO

Date:	12/4/14	Date:	12/12/14

Address for Notices	Address for Notices

Cree, Inc.	Charles & Colvard, Ltd.
4600 Silicon Drive	170 Southport Drive
Durham, North Carolina 27703	Morrisville, North Carolina 27560
Attn: David Emerson	Attn: Randy N. McCullough
Email: [****]	Email: [****]
Fax No.: 919-[****]	Fax No.: 919-[****]

With copy of any notices	With copy of any notices
of a legal nature to:	of a legal nature to:

Cree, Inc.	Wyrick Robbins Yates & Ponton LLP
Attn: General Counsel	Attn: Jason Wood
4600 Silicon Dr.	4101 Lake Boone Trail
Durham, North Carolina 27703	Raleigh, NC 27607
Email: [****]	Email: [****]
Fax No.: 919-[****]	Fax No.: 919-[****]

For purposes of Section 6(c):

CHARLES & COLVARD DIRECT, LLC

By:	/s/ Kyle S. Macemore
Kyle S. Macemore, Manager

MOISSANITE.COM, LLC

By:	/s/ Kyle S. Macemore
Kyle S. Macemore, Manager

EXHIBIT A
Products:

SiC [****] crystals in sizes [****]”,[****] ", or [****]". Notwithstanding [****] in its Purchase Orders, shipments of Products will be [****], provided that [****] may not be more than [****] of the total crystals delivered by Cree in any shipment unless mutually agreed to in advance by C&C. All delivered orders [****] will be applied toward C&C’s outstanding Purchase Orders [****] based on useable material shipped (not Product price).

Pricing for [****] SiC crystals (all prices are per gram):

Tiered Pricing Schedule
Volume kg/ Qtr	[****]” Boule			[****]” Boule			Larger Diameters ([****]”,[****]”[****]”)
Up to [****] kg	$	[	****]	$	[	****]	[	****]
Next [****] kg	$	[	****]	$	[	****]	[	****]
Next [****] kg	$	[	****]	$	[	****]	[	****]
Next [****] kg	$	[	****]	$	[	****]	[	****]
Next [****] kg	$	[	****]	$	[	****]	[	****]
Next [****] kg	$	[	****]	$	[	****]	[	****]
Additional Volume		[	****]		[	****]	[	****]

The Parties agree that the foregoing pricing shall be subject to change from time to time, as mutually agreed upon in writing by the Parties, based upon improvements made by Cree to the Specifications of the SiC Materials.

As used in the Tiered Pricing Schedule above, “Volume” refers to the quantity of Products ordered by C&C for delivery in a particular Cree Fiscal Quarter that are originally confirmed or accepted by Cree for delivery in that quarter and actually delivered in that quarter, except as provided below. For example, if C&C orders [****] kg for delivery in the fourth Fiscal Quarter of FY15, the Tiered Pricing Schedule would be applied as follows if all of the Products are confirmed for delivery and actually delivered in the fourth Fiscal Quarter:

Volume	Quantity in kg		Applicable price per kg (assuming all [****]” boules)			Extended Cost
Initial Volume Component 1	[	****]	$	[	****]	$	[	****]
Incremental Volume Component 2	[	****]	$	[	****]	$	[	****]
Incremental Volume Component 3	[	****]	$	[	****]	$	[	****]
Total	[	****]				$	[	****]

If any Products are not shipped in the Fiscal Quarter in which they were originally confirmed or accepted for shipment due to no fault of or other reason attributable to C&C, then the Product pricing in the order confirmation, which was based on the Volume in the Fiscal Quarter in which the Products were originally confirmed or accepted for shipment, will remain in effect. If Products are not shipped in the Fiscal Quarter in which they were originally confirmed or accepted for shipment solely due to the fault of or other reason directly attributable to C&C (including any agreement by Cree to delay shipment at C&C’s request), the price of such delayed Products will equal the price applicable to such Products if they had been ordered for and delivered in the Fiscal Quarter in which they are actually shipped. For example, if C&C orders [****] kg of Product for delivery in the fourth Fiscal Quarter of FY15 and midway through the Fiscal Quarter requests Cree to delay delivery of [****]kg until the first Fiscal Quarter of FY16 and Cree agrees, then the delayed Product will be considered part of the initial Volume component for the first Fiscal Quarter of FY16, and the Product pricing will be $[****] per kg (assuming all [****]” boules and no other Product delivered during the first fiscal Quarter of FY16). The parties agree to cancel and reissue Purchase Orders and order confirmations as needed for accurate recordkeeping purposes to reflect any such pricing changes.

Specifications:

For Purchase Orders received and accepted prior the Effective Date, Product pricing and Specifications will be determined as provided in the Expiring Agreement. For Purchase Orders received and accepted on or after the Effective Date, Product pricing and Specifications will be determined as provided in this Agreement.

Quantity: The quantity of “usable material” of SiC crystals delivered to C&C pursuant to the Agreement and any Sales Agreements will be determined according to the following:

A.	Grams of usable material will be calculated on a crystal-by-crystal basis according to the following equation: [****]. “[****]” means [****] as defined in section A under “Defects” (below).

B.
Crystals shipped to C&C must contain at least [****] grams of usable material for the [****]" crystals and [****] grams of usable material for the [****]" crystals. The usable material for the [****]” crystals will be determined and mutually agreed upon in writing at a later date. This usable area must be contiguous.

Color: Tone/color number [****] and [****] as used in the C&C boule-grading screen will be considered acceptable tone and color material. The Parties agree that Grade [****] should represent [****] and Grade [****] should represent [****]. (Note: Grade [****] is preferred. Grade [****] material is acceptable.)

Mix: Unless otherwise agreed in writing by the Parties, at least [****]% of the usable material in each shipment will meet the grading standards for [****] gemstones provided that C&C purchases at least the Minimum Purchase Commitment in a Fiscal Quarter.

Defects:

(A)
Material volume of acceptable color will be reduced by the percentage of the defects listed in the table below. C&C shall set the acceptable standards for the quality of both the color and defects of all material purchased pursuant to this Agreement. Unless otherwise mutually agreed by the parties in writing, however, the grading of the material by both Cree and C&C will adhere to those standards and methods identified in Notes 1 & 2 below, or otherwise mutually agreed in writing by the Parties, applied on a consistent basis.

ID	D-Type
1	[****]	Reduce
2	[****]	Reduce
3	[****]	Reduce
4	[****]	No reduction
5	[****]	Reduce
6	[****]	Reduce
7	[****]	No reduction
8	[****]	Reduce
9	[****]	Reduce

(B)
Within a given color band ([****] or [****]) grade depth across the height of the boule, when the concentration of reduced defects in aggregate as noted above exceeds [****]% cross sectional area (concentrated or dispersed), the discount on the affected band shall be [****].

(C)
Within a given color band grade ([****] or [****]) depth across the height of the boule, if the reduced defect percent in aggregate is greater than [****]%, but less than [****]% and is [****] as per diagram below, the slab shall be priced at [****].

[****]

Physical Dimensions:

Side View of Boule shall be [****]:
1)	Dome: Top of boule shall be [****]. Boules [****] shall not exceed [****]. For boules delivered with [****] exceeding [****], the total usable length will be calculated based on the [****].

[****]

2)
Perpendicularity of bottom to side (as measured at sides and/or at windows): With boule resting on [****], largest allowable [****] shall be [****]. If boule does not meet this standard, it will be rejected and Cree will have the option to rework the boule to meet this standard.

[****]

Notes

1
Master Boule [****]: new boules as [****] this will grade as [****]. Master Boule [****]: new boules as [****] this (but [****] Master Boule [****]) will grade as [****]. Unless otherwise mutually agreed, any boules darker than grade [****] will not be purchased by C&C.

2
Micropipe grading will be performed according to the Cree document identified as the [****]. The area determined according to this procedure multiplied by [****], defines the area of non-usable material for micropipes.

The Parties acknowledge and agree that any changes to the foregoing Specifications must be mutually agreed upon by the parties in writing and could impact Cree’s manufacturing process, leading to changes in the price or delivery of SiC Materials hereunder.